Exhibit 10.6

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

FOR

WISDOMTREE CONTINUOUS COMMODITY INDEX FUND

This Authorized Participant Agreement (this “Agreement”) is entered into by and among WisdomTree Continuous Commodity Index Fund (“Fund”), WisdomTree Commodity Services, LLC, the Fund’s managing owner (the “Managing Owner”), Foreside Fund Services, LLC (the “Distributor”) and _______________________________________ (the “Authorized Participant” and together with the Fund, the Managing Owner and the Distributor, the “Parties”), and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”). The Transfer Agent serves as an agent for the Fund and is an “Index Receipt Agent” as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).

As described in the Fund’s Trust Agreement (as amended or supplemented from time to time, the “Trust Agreement”) and in the Prospectus (as defined below), the Fund will issue its shares representing units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”). The Shares may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of Shares as set forth in the Prospectus (e.g., 50,000 Shares) (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively, and collectively, the “Baskets”). Creation Baskets are offered only pursuant to the registration statement of the Fund on Form S-1, as declared effective by the Securities and Exchange Commission (the “SEC”) and as amended and supplemented from time to time, or any successor registration statement for the Shares (the “Registration Statement”), including the prospectus of the Fund a part thereof (the “Prospectus”). Under the Trust Agreement, only Authorized Participants may place orders to create and redeem Baskets. The Prospectus provides that the Authorized Participant will pay a transaction fee of two hundred dollars ($200) per order to create or redeem Baskets (the “Transaction Fee”). See Section 5. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

To the extent there is a conflict between any provision of this Agreement, other than the indemnities provided in Section 9 herein, and the provisions of the Trust Agreement or the Prospectus, the Trust Agreement or the Prospectus, as applicable, shall control. Capitalized terms not otherwise defined herein are used herein as defined in the Trust Agreement or the Prospectus, as applicable.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Shares (such processes being referred to herein as the “CNS Clearing Process”), or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”). The procedures (the “Procedures”) for processing an order to purchase Baskets (each a “Purchase Order”) and an order to redeem Baskets (each a “Redemption Order” and together with a Purchase Order, an “Order”) are described in the Prospectus, the Trust Agreement, this Agreement and in Attachment A to this Agreement, as each may be amended from time to time. A copy of the Fund’s Order Form (as amended from time to time, the “Order Form”) has been made available to the Authorized Participant by the Transfer Agent, as may be revised from time to timeAll Orders must be made pursuant to the Procedures.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

Section 1.            Representations, Warranties and Covenants of the Authorized Participant.

(a)         The Authorized Participant hereby represents, warrants and covenants that:

(i)          it is a DTC Participant and, only with respect to Orders through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”); provided, that any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Fund and the Transfer Agent of such change;

(ii)         unless Section 1(a)(v) is applicable, it (A) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (B) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires;

(iii)        it will maintain registrations, qualifications, membership, or, if applicable, exempt status described in Section 1(a)(ii) in good standing and in full force and effect throughout the term of this Agreement;

(iv)        it will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder and with the FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Conduct Rules) if it is a FINRA Member, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold;

(v)         if the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth above, the Authorized Participant will, in connection with such offers and sales, (A) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (B) comply with the prospectus delivery and other requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder, and (C) conduct its business in accordance with the NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, the Shares;

(vi)        it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act); and

(vii)       it has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Transfer Agent and the Authorized

Participant’s custodian, and it shall confirm such capability to the satisfaction of the Distributor and the Transfer Agent prior to placing its first Order with the Fund acting through the Transfer Agent.

(b)         The Authorized Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant further understands and acknowledges that some of its activities may result in its being deemed a participant in a distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing Orders. The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in the Shares, whether or not participating in the distribution of the Shares, are generally required to deliver a Prospectus.

Section 2.            Execution of Orders.

(a)         All Orders shall be made in accordance with the terms of the Trust Agreement, the Prospectus and the Procedures. Each Party agrees to comply with the provisions of such documents to the extent applicable to it. The Managing Owner may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Baskets that are not related to the Procedures, and the Authorized Participant will comply with such procedures in placing Orders hereunder.

(b)         The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of an Order shall be irrevocable.

(c)         The Authorized Participant acknowledges and agrees that:

(i)          the Managing Owner, or its designee, may, in its discretion, suspend the right of purchase, or postpone the purchase settlement date, (A) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted; (B) for any period during which an emergency exists as a result of which the processing of Purchase Orders is not reasonably practicable; or (C) for such other period as the Managing Owner determines to be necessary for the protection of the Fund’s Shareholders;

(ii)         the Managing Owner, or its designee, shall have the absolute right, but shall have no obligation, to reject any Purchase Order (A) determined by the Managing Owner, or its designee, not to be submitted in compliance with the Procedures; (B) that the Managing Owner, or its designee, has determined would have adverse tax consequences to the Fund or to its Shareholders; (C) if circumstances outside the control of the Managing Owner, or its designee, make it, for all practical purposes, not feasible to process Creation Baskets; or (D) the Managing Owner, or its designee, believes that it or the Fund would be in violation of any securities or commodities rules or regulations regarding position limits or otherwise by accepting a Creation Order;

(iii)        the Managing Owner, or its designee, may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (A) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted; (B) for any period during which an emergency exists as a result of which the processing of Redemption Orders is not reasonably practicable; or (C) for such other period as the Managing Owner determines to be necessary for the protection of the Fund’s Shareholders; and

(iv)        the Managing Owner, or its designee, may reject a Redemption Order if the Redemption Order is not submitted in compliance with the Procedures or if the fulfillment of the Redemption Order, in the opinion of counsel, might be illegal under applicable laws and regulations.

None of the Fund, the Managing Owner, the Distributor or the Transfer Agent will be liable to any person or in any way for any liability, loss or damages that may result from any rejection, suspension or postponement of an Order.

(d)         The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures.

Section 3.            NSCC. Solely with respect to Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

Section 4.            Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a)         The Authorized Participant represents, warrants and covenants that (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party (as defined below) other than representations not inconsistent with (A) the then-current Prospectus of the Fund, (B) printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party that are inconsistent with the Fund’s then-current Prospectus. Copies of the then-current Prospectus and any such printed supplemental information will be supplied by the Managing Owner, or its designee, to the Authorized Participant in reasonable quantities upon request. The Managing Owner represents, warrants, and agrees that it will notify the Authorized Participant when a revised, supplemented, or amended Prospectus for the Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented, or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to its customers. The Managing Owner will make such revised, supplemented, or amended Prospectus available to the Authorized Participant no later than its effective date.

(b)         The Managing Owner and the Fund represent and warrant that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner or the Fund, and (iii) no consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except registration under the 1933 Act.

(c)         Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may, without the written approval of the Managing Owner or the Fund, prepare and circulate in the regular course of their businesses research, sales literature, reports and other similar materials that include information, opinions or recommendations relating to the Shares; provided, that such research, sales literature, reports, and other similar materials comply with applicable NASD rules (or with comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules).

(d)         The Authorized Participant hereby agrees that, for the term of this Agreement, the Managing Owner or its designee may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to (or to such other address as may be provided by the Authorized Participant from time to time) in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner, or the Managing Owner’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(e)         For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Fund in the Prospectus and on the Fund’s website.

Section 5.            Fees. To compensate State Street Bank and Trust Company for its services as Transfer Agent in connection with the processing of the creation and redemption of Baskets, the Fund shall charge, and the Authorized Participant shall pay (which may be from its DTC account to the Fund), the Transaction Fee described in the Prospectus. The current Transaction Fee shall be two hundred dollars ($200) per order. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

Section 6.            Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Managing Owner, the Fund or the Distributor, the Authorized Participant shall deliver to such parties, with copies to the Transfer Agent, at the address specified herein, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in the form attached hereto as Attachment B setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Managing Owner, the Fund, the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to such parties of a superseding certificate in a form approved by the Managing Owner bearing a subsequent date and duly certified as described above. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Managing Owner, the Fund, the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by each of such parties.

Section 7.           Redemption. The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Basket unless (i) it owns outright or has the right or authority to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that, under the circumstances, would preclude the delivery of such Baskets to the Transfer Agent on behalf of the Fund in accordance with the Procedures or as otherwise required by the Fund.

Section 8.            Role of Authorized Participant.

(a)         The Authorized Participant acknowledges and agrees that for all purposes of this Agreement and the Trust Agreement, the Authorized Participant will have no authority to act as an agent for the Managing Owner, the Fund, the Distributor, the Transfer Agent or the Authorized Participant’s custodian in any matter or in any respect.

(b)         The Authorized Participant covenants and agrees to make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner, the Fund, the Distributor, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c)         The Authorized Participant, as a DTC Participant, covenants and agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(d)         The Authorized Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist, upon request, the Managing Owner, the Fund, the Distributor and the Transfer Agent in ascertaining certain information that the Authorized Participant may possess regarding sales of Shares made by or through the Authorized Participant that is necessary for the Fund to comply with its obligations to distribute information to its Shareholders under applicable state or federal securities laws or as set forth in the Prospectus.

Section 9.            Indemnification.

(a)          The Authorized Participant hereby agrees to indemnify and hold harmless the Managing Owner, the Transfer Agent, the Distributor and the Fund, and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage, reasonable cost and expense (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants made herein; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement except to the extent that such failure was directly caused by the Authorized Participant’s reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties; (iii) any failure by the Authorized Participant to comply with applicable laws and rules and regulations of self-regulatory organizations to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s adherence to instructions given or representations made by the Managing Owner or any AP Indemnified Party, as applicable; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued by the Authorized Participant in accordance with the Procedures that are reasonably believed by such AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Fund that is not consistent with the Fund’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell the Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described herein or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by an AP Indemnified Party at the written direction of the Managing Owner, the Fund or the Distributor or is based upon any omission or alleged omission by the Managing Owner, the Fund or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Fund as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund. The Authorized Participant shall not be liable to an AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties due to any action of a service provider to the Fund. The Authorized Participant shall not be liable under its indemnity agreement contained in this subsection with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection and shall only release it from such liability under this subsection to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

(b)          The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, damage, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of a Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with the Procedures reasonably believed by a Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Fund or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant. The Distributor shall not be liable under its indemnity agreement contained in this subsection with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection and shall only release it from such liability under this subsection to the extent it has been materially prejudiced by such failure to give notice. The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor Indemnified Party in the suit and who shall not, except with the consent of the Distributor Indemnified Party, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.

(c)         The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Managing Owner Indemnified Party”) from and against any loss, liability, damage, cost and expense (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any of its obligations set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant or otherwise approved in writing by the Managing Owner or its designee; (v) actions of such Managing Owner Indemnified Party in reliance upon any instructions issued or representations made by the Managing Owner or the Fund in accordance with this Agreement (including the attachments hereto) reasonably believed by the Authorized Participant to be genuine and to have been given by the Managing Owner or the Fund, or (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Fund as originally filed with the SEC or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Managing Owner shall not be liable under its indemnity agreement contained in this subsection with respect to any claim made against any Managing Owner Indemnified Party unless the Managing Owner Indemnified Party shall have notified the Managing Owner in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Managing Owner Indemnified Party (or after the Managing Owner Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Managing Owner of any claim shall not relieve the Managing Owner from any liability that it may have to any Managing Owner Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection and shall only release it from such liability under this subsection to the extent it has been materially prejudiced by such failure to give notice. The Managing Owner shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Managing Owner elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Managing Owner Indemnified Party in the suit and who shall not, except with the consent of the Managing Owner Indemnified Party, be counsel to the Managing Owner. If the

Managing Owner does not elect to assume the defense of any suit, it will reimburse the Managing Owner Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.

(d)         This Section 9 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of an AP Indemnified Party, a Distributor Indemnified Party or a Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 9 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(e)         No indemnifying party, as described in subsections (a), (b) or (c) above, shall, without the written consent of the AP Indemnified Party, Distributor Indemnified Party or Managing Owner Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party, Distributor Indemnified Party or Managing Owner Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party, Distributor Indemnified Party or Managing Owner Indemnified Party, as the case may be.

Section 10.          Liability.

(a)         The Distributor, the Transfer Agent, the Managing Owner and the Fund, whether acting directly or through agents (including the Transfer Agent), undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor, the Transfer Agent, the Managing Owner, or the Fund.

(b)         In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, the Transfer Agent, the Managing Owner nor the Fund, whether acting directly or through agents (including the Transfer Agent), shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor, the Transfer Agent, the Managing Owner nor the Fund, whether acting directly or through agents (including the Transfer Agent), shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor, the Transfer Agent, the Managing Owner, or the Fund, whether acting directly or through agents (including the Transfer Agent), be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor, the Transfer Agent, the Managing Owner, or the Fund, whether acting directly or through agents (including the Transfer Agent), be liable for the acts or omissions of DTC or any other securities depository or clearing corporation.

(c)         Neither the Distributor, the Transfer Agent, the Managing Owner nor the Fund, whether acting directly or through agents (including the Transfer Agent), shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots;

interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)         The Distributor, the Transfer Agent, the Managing Owner, the Fund and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e)         This Agreement has been entered into by the Fund and was executed and delivered by an officer of its Managing Owner, on behalf of the Fund, which officer was acting solely in his capacity as an officer of the Managing Owner and not in his individual capacity and which Managing Owner was acting solely in its capacity as sponsor/managing owner of the Fund and not in its individual capacity. The obligations of this Agreement are not binding on such officer, the Managing Owner or any Shareholder individually. The obligations of this Agreement are binding only upon the assets and property of the Fund.

(f)          The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or the Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, upon reasonable notice thereof.

Section 11.         Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Fund, and represents that it has reviewed and understands such documents.

Section 12.         Effectiveness and Termination. Upon the execution of this Agreement by the Parties, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any Party upon five (5) days prior written notice to the other Parties unless earlier terminated: (i) in accordance with Section 1(a)(i); (ii) upon written notice to the Authorized Participant by the Managing Owner in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 23; or (iv) at such time as the Fund is terminated pursuant to the Trust Agreement.

Section 13.         Ambiguous Instructions. If an Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner or its designee will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form, then the Order will be accepted and processed. If an Authorized Person contradicts the terms of the Order Form, the Order will be deemed invalid, and a corrected Order Form must be received by the Managing Owner or its designee in the time period designated. If the Managing Owner or its designee is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are not complete or are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order Form.

Section 14.         Amendment. This Agreement, the Procedures and the attachments hereto may be amended, modified or supplemented by the Fund, the Managing Owner and the Distributor, without consent of the Authorized Participant, from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Distributor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with the terms hereof. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. If the Authorized Participant does not object in writing to the amendment, modification, or supplement within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement in accordance with its terms.

Section 15.         Waiver of Compliance. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 16.         Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Fund shall be sent to the Managing Owner. All notices shall be directed to the address or facsimile numbers indicated below the signature line of the Parties on the signature page hereof, unless otherwise notified in writing.

Section 17.         Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 18.         Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each Party irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each Party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such Party at such Party’s address for purposes of notices hereunder. Each Party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising under or in connection with this Agreement.

Section 19.         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties, which shall not be unreasonably withheld, except that any entity into which a Party may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such Party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the Party, shall be the successor of the Party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other Parties of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or sponsor of the Fund at such time such successor qualifies as a successor trustee or sponsor under the terms of the Trust Agreement.

Section 20.         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 21.         Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 22.          Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement or the Trust Agreement, supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof; provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

Section 23.         Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the Parties. If this Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the Parties, it shall be subject to immediate termination upon written notice by the terminating Party delivered in accordance with terms hereof.

Section 24.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

Section 25.          Survival. Section 9 (Indemnification) shall survive the termination of this Agreement.

Section 26.        Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of __________, 20__.

THE FUND:		THE SPONSOR:

WisdomTree Continuous Commodity Index Fund		WisdomTree Commodity Services, LLC

By:	WisdomTree Commodity Services, LLC, its Managing Owner	By:
Name:
By:		Title:
Name:		Address:	245 Park Avenue, 35th Floor
Title:			New York, NY 10167
Address:	245 Park Avenue, 35th Floor
New York, NY 10167

DISTRIBUTOR:	THE AUTHORIZED PARTICIPANT:

Foreside Fund Services, LLC

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

Telephone:	Telephone:
Facsimile:	Facsimile:

ACCEPTED BY THE TRANSFER AGENT:

State Street Bank and Trust Company

By:
Name:
Title:
Address:

Telephone:
Facsimile:

WisdomTree Continuous Commodity Index Fund	Execution Page
Form of Authorized Participant Agreement

Attachment A

Defined terms used herein that are not defined herein shall have the meaning as set forth in the Authorized Participant Agreement (the “AP Agreement”)

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Baskets of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Redemption Baskets of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”). The Authorized Participant (sometimes referred to herein as the “Participant”) acknowledges and agrees that the Prospectus for the Fund may contain, among other matters, procedures relating to the creation and redemption of Shares and in the event of a conflict, the Prospectus shall control.

The Participant is required to have signed the Authorized Participant Agreement (sometimes referred to herein as the “Participant Agreement”). Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Baskets.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF BASKETS

1.             Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Managing Owner in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Baskets are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE Order Cut-Off Time WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Baskets must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i)	Clearing Process. The Transfer Agent shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)	Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Fund through DTC. The Fund shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent, the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, the Order will be deemed invalid.

2.             Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), to the extent such Web Order Site is made available, but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents).

To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Fund, the Managing Owner, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Fund, the Managing Owner, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any access, transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site may be recorded and are done at the Participant’s own discretion and risk

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE FUND, THE SPONSOR, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Transfer Agent by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Transfer Agent may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

Attachment B

WISDOMTREE CONTINUOUS COMMODITY INDEX FUND

AUTHORIZED PERSONS

The following individuals are Authorized Persons pursuant to the Authorized Participant Agreement with respect to the WisdomTree Continuous Commodity Index Fund as entered into by the Participant named below:

,
Participant Name		NSCC #

NAME	TITLE	SIGNATURE	TELEPHONE NUMBER	E-MAIL ADDRESS	CITY OF BIRTH

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

B-1